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[DOVER CORPORATION LOGO]


April 20, 1999


     Re: Executive Deferred Income Plan - Replacement of Change of Control Provisions


Dear ________________:

         You (the "Executive") are or were a key executive of Dover Corporation (the "Corporation") or of a direct or indirect subsidiary of the corporation (a "Subsidiary") who entered into an Executive Employee Supplemental Retirement Agreement as of January 1, 1985 with the Corporation (the "EDIP") pursuant to which you deferred a portion of your compensation in exchange for the Corporation's agreement to pay a substantial retirement benefit to you beginning at age 65. You also entered into a separate letter agreement in 1992 (the "Prior EDIP Amendment") in which you and the Corporation agreed to certain amendments to the EDIP to provide you with certain benefits in the event that a Change of Control (as defined in the Prior EDIP Amendment) occurred.

         Set forth below is an amendment to the EDIP (the "1999 EDIP Amendment"), which replaces and supersedes the Prior EDIP Amendment. The purpose of this 1999 EDIP Amendment is to replace the definition of Change in Control in the Prior EDIP Amendment with a more favorable definition.

         1. In the event any Person attempts to effect a Change of Control, you will not voluntarily terminate your employment with the Corporation or a Subsidiary, as the case may be, and unless involuntarily terminated will continue to render services to the Corporation or such Subsidiary until such Person has abandoned or terminated all efforts to effect a Change of Control or until after the Change of Control has occurred. For purposes of this Agreement, the term, Person is defined in paragraph 2(b) below.

         2. (a) A "Change of Control" shall be deemed to have taken place upon the occurrence of any of the following events (capitalized terms are defined below):

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of common stock of the Corporation or the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

               (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors of the Corporation and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board of Directors of the Corporation or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

               (iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing
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20% or more of either the then outstanding shares of common stock of the
Corporation or the combined voting power of the Corporation's then outstanding securities; or

                    (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such transaction or series of transactions.

          (b) For purposes of this Section 2(a), the following terms shall have the meanings indicated:

                    (i) "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.


                    (ii) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

                    (iii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                    (iv) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

          3. Notwithstanding anything to the contrary set forth in the EDIP, in the event of a Change of Control:

     (a) (i) if you are not receiving benefit payments at the date of a Change of Control all of the benefits provided by the Agreement shall become immediately vested and immediately payable, in cash, in one lump sum amount equal to the Actual Deferrals (as defined in the EDIP) together with interest compounded annually at the rate(s) set forth in the EDIP from the Time of Deferral (as defined in the Agreement) to the date of payment.

          (ii) if you or any beneficiary are receiving benefit payments at the date of a Change of Control, the Total Benefit (as set forth in the Benefit Schedule attached to the EDIP), less the amount of benefits actually received you and/or any beneficiary, present valued at a discount rate of 8% per year or such other lower rate as is established by the Continuing Directors as defined in Article Fourteenth of the Corporation's Certificate of Incorporation), shall be immediately vested and immediately payable in cash in one lump sum.

     (b) The Corporation shall pay such lump sum amount to you promptly but in no event more than five days after a Change of Control.

     (c) The first line of text in Section 5 of the EDIP is hereby deleted in its entirety and replaced with the following:

               "The Continuing Directors (as defined in Article Fourteenth of the Company's Certificate of Incorporation) of the Company shall appoint"

     (d) Section 12 of the EDIP shall be deleted in its entirety and replaced with the following:

               "12. Amendment and Termination. The Continuing Directors (as defined in Article Fourteenth of the Company's Certificate of Incorporation) of the Company only with the prior written consent of the Executive Employee may amend or terminate this Agreement."
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         4. Other than as set forth above, the terms and conditions of the EDIP remain unchanged.

         5. Except as otherwise expressly provided herein, this letter shall not confer any right or impose any obligation on you to continue in the employ of the Corporation nor shall it limit the right of the Corporation or you to terminate your employment at any time prior to a Change of Control nor shall it limit the right of the Board of Directors to amend or terminate the EDIP at any time prior to a Change of Control.

6. In the event of an inconsistency between the EDIP and this letter, the terms and conditions of this letter shall control.


                                     Very truly yours,

                                     DOVER CORPORATION


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Agreed and Accepted


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Executive